Exhibit 99.1

SOUTHERN PERU COPPER CORPORATION

2575 E. Camelback Rd. Suite 500, Phoenix, AZ 85016, U.S.A.		Av. Caminos del Inca 171, Lima-33, PERÚ
(602) 977-6500 - Fax: (602) 977-6700		(51-1) 372-0176 - Fax: (51-1) 372-0241
E-mail:	spcc@southernperu.com.pe	http://www.southernperu.com

Press Release by Southern Peru Copper Corporation (SPCC)

October 24, 2003

Mr. Daniel Tellechea Salido notified the Board of Directors of Southern Peru Copper Corporation (the “Company”) that he was resigning as member of this body, effective immediately, due to internal organizational changes within Grupo Mexico, the controlling shareholder.  There were no disagreements with the Company or management.  The Company expressed its gratitude and recognition to Mr. Tellechea for his valuable services to the Board.